Exhibit 5.1

425 West Capitol Avenue, Suite 1800

Little Rock, Arkansas 72201-3525

Telephone 501-688-8800

Fax 501-688-8807

June 29, 2021

Board of Directors

P.A.M. Transportation Services, Inc.

297 West Henri De Tonti Blvd.

Tontitown, Arkansas 72770

Re:         Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to P.A.M. Transportation Services, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a shelf Registration Statement on Form S-3, as amended (the “Registration Statement”). The Registration Statement is being filed under the Securities Act on the date hereof for the registration of (a) the following securities, to be offered and sold from time to time in one or more offerings by the Company, as more fully described in the Registration Statement:

(i)	common stock, par value $0.01 per share, of the Company;
(ii)	preferred stock, par value $0.01 per share, of the Company;
(iii)	debt securities of the Company;
(iv)	rights of the Company; and
(v)	warrants of the Company;

and (b) secondary shares of common stock, par value $0.01 per share, of the Company currently issued and outstanding to be offered and sold from time to time in one or more offerings by a certain selling stockholder of the Company named in the prospectus constituting a part of the Registration Statement (collectively “the Securities”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (b) those exhibits that have been incorporated by reference into the Registration Statement; (c) the Amended and Restated Certificate of Incorporation of the Company, as amended; (d) the Amended and Restated By-Laws of the Company, as amended; (e) certain resolutions adopted by the Board of Directors of the Company (the “Board”) with respect to the Registration Statement and the issuance of the Securities contemplated thereby; and (f) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

Board of Directors

P.A.M. Transportation Services, Inc.

June 29, 2021

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended, and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

With respect to the Securities to be offered and sold by the Company, we have assumed that (i) the Securities to be offered by the Company will have been specifically authorized for issuance by the Board; (ii) any debt securities offered by the Company will be issued pursuant to one or more indentures, each to be between the Company and a financial institution identified therein as the trustee; (iii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement; (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vi) all Securities will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) to the extent applicable, a definitive purchase, underwriting, guarantee, or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the issuance and sale of any capital stock by the Company, we have assumed that, at the time of issuance and sale, a sufficient number of shares of common and/or preferred stock are authorized and reserved or available for issuance, that the consideration for the issuance and sale of the capital stock will consist of cash, any tangible or intangible property or any benefit to the Company, or any combination thereof, as approved by the Board or a committee thereof, and that the value of such consideration is equal to or exceeds the par value of such stock and such additional amount as determined by the Board or a committee thereof. We have also assumed that (i) with respect to the issuance and sale of any debt securities by the Company, at the time of execution, authentication, issuance and delivery of such debt securities, the applicable indenture will be the valid and legally binding obligation of the trustee named therein; (ii) with respect to Securities being issued upon conversion of any convertible preferred stock, the applicable convertible preferred stock will be duly authorized, validly issued, fully paid and nonassessable; and (iii) with respect to any Securities being issued upon exercise of any warrants, the applicable warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling, or other laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Board of Directors

P.A.M. Transportation Services, Inc.

June 29, 2021

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.         The shares of common stock of the Company to be offered by the selling stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

2.         When issued upon the terms and conditions set forth in the Registration Statement and upon approval of the issuance and sale of the Securities consisting of capital stock, or any portion thereof, by the Board, such Securities will be validly issued, fully paid and nonassessable.

3.         With respect to any debt securities, when (i) the terms of the debt securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such debt securities, the terms of the offering thereof, and related matters; (iii) the applicable indenture and any supplemental indenture relating to the debt securities have been duly authorized, executed and delivered by the Company and by the trustee thereunder; (iv) the debt securities have been duly executed and authenticated in accordance with the indenture; and (v) the debt securities have been issued as contemplated in the Registration Statement and any applicable prospectus supplement thereto, such debt securities will constitute valid and binding obligations of the Company.

4.         With respect to any rights, when (i) the terms of the rights and of their issuance and sale have been duly authorized by the Company; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such rights, the terms, execution and delivery of any rights agreement relating to the rights, the terms of the offering thereof and related matters; (iii) the terms of such rights are set forth or incorporated by reference in the applicable rights agreement or other instrument or instruments evidencing such rights; (iv) the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto; and (v) such rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, such rights will constitute valid and binding obligations of the Company.

Board of Directors

P.A.M. Transportation Services, Inc.

June 29, 2021

5.         With respect to any warrants, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such warrants, the terms, execution and delivery of any warrant agreement relating to the warrants, the terms of the offering thereof and related matters; (ii) the terms of such warrants are set forth or incorporated by reference in the applicable warrant agreement or other instrument or instruments evidencing such warrants; (iii) the warrant agreement has been duly authorized and validly executed and delivered; and (iv) such warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, such warrants will constitute valid and binding obligations of the Company.

Our opinion represents the reasoned judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Mitchell, Williams, Selig,
Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.